                                                                   EXHIBIT 10.11
                          MAGINET CORPORATION, ISSUER

                          ---------------------------


                           FIRST AMENDMENT AGREEMENT

                            Dated as of May 15, 1996

                                       to

                                 Note Agreement
                             Dated August 15, 1995


                          ---------------------------


                               Re: US$24,900,000
                         Senior Series A Secured Notes
                              Due August 15, 2000

                       FIRST AMENDMENT TO NOTE AGREEMENT

          THIS FIRST AMENDMENT dated as of May 15, 1996 (the "First Amendment") to the Note Agreement dated August 15, 1995 is among MAGINET CORPORATION (the "Company") and each of the institutions which is signatory to this First Amendment (collectively, the "Noteholders").

                                   RECITALS:

A. The Company and each of the Noteholders have heretofore entered into a Note Agreement, dated August 15, 1995 (the "Note Agreement"). The Company has heretofore issued the US$ 24,900,000 Senior Series A Secured Notes Due August 15, 2000 dated August 15, 1995 (the "Notes") pursuant to the Note Agreement. The Noteholders are the holders of 100% of the outstanding principal amount of the Notes.

B. The Company and the Noteholders have agreed to amend certain provisions of the Note Agreement in the respects, but only in the respects, hereinafter set forth.

C. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Agreement unless herein defined or the context shall otherwise require.

          NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of the First Amendment set forth in
Section 3.1 hereof and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:


SECTION 1      AMENDMENTS

1.1 Section 1.1 of the Note Agreement and the Notes shall be and are hereby amended such that the Notes shall bear interest from August 15, 1995 through December 31, 1995 at the rate of 10.5% per annum and from January 1, 1996 through and until June 30, 1997 at the rate of 11.5% per annum. After June 30, 1997 the rate of interest payable on the Notes shall be 10.5% per annum (subject to adjustments pursuant to Sections 8.6 and 8.9 of the Note Agreement).

1.2 The final sentence in Section 5.3 of the Note Agreement shall be and is hereby amended to read in its entirety as follows:

          For purposes of determining whether the requirements of clauses (i) and (ii) have been met, such determination shall be made on a quarterly basis as of each of March 31, June 30, September 30 and December 31 of each year, beginning on June 30, 1997.

1.3 (a) Section 8.5 of the Note Agreement shall be and is hereby amended to read in its entirety as follows:

               8.5 Total Debt to Historical EBITDA. The Company will not permit the ratio of Total Debt to Historical EBITDA (x) at March 31, 1997, to exceed 7:1, (y) at June 30, September 30 and December 31, 1997, to exceed 4:1 and (z) at the end of any calendar quarter following December 31, 1997 to and until the maturity of the Notes, to exceed 3.5:1.

     (b) The definition of Historical EBITDA in Section 10.1 of the Note Agreement shall be and is hereby amended to read in its entirety as follows:

                    "Historical EBITDA" shall mean as of the date of determination the sum of all earnings before interest, taxes, depreciation and amortization of the Company on a consolidated basis during the immediately preceding four consecutive fiscal quarters, as set forth in the books and financial records of the Company; provided, that for purposes of Section 8.5 only, to the extent any Person has become a Subsidiary of the Company (a "New Subsidiary") at any time during such four consecutive fiscal quarters, each such New Subsidiary shall be included on a pro forma basis as a member of the Group for the entire such four consecutive fiscal quarters for purposes of determining Historical EBITDA.

1.4 (a) Section 8.6 of the Note Agreement shall be and is hereby amended by deleting the Projected EBITDA requirements for September 30, 1996 and December 31, 1996 and by changing the Projected EBITDA for March 31, 1997 to $5,500,000.

1.5 Clause (iv) of Section 9.1 of the Note Agreement shall be and is hereby amended to read in its entirety as follows:

               (iv) any representation, warranty or other statement made by the Company herein or in the First Amendment Agreement dated as of May 15, 1996 among the Company and the Noteholders, or by or on behalf of the Company in any instrument furnished in compliance with or in reference to this Agreement or such First Amendment shall be false or misleading in any material respect or shall omit or fail to state information, which omission or failure makes such representation, warranty or other statement false or misleading in any material respect; or


SECTION 2      REPRESENTATIONS AND WARRANTIES OF THE COMPANY

2.1 To induce the Noteholders to execute and deliver this First Amendment, the Company represents and warrants to the Noteholders (which representations shall survive the execution and delivery of this First Amendment) that:

          (a) Each of this First Amendment and the issuance of the warrants substantially in the form of Exhibit A hereto (the "New Warrants") has been duly authorized, executed and delivered by it and each of this First Amendment and the New Warrants constitutes the legal, valid and binding obligation, contract and agreement of it enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally.

          (b) The Note Agreement, as amended by this First Amendment, constitutes a legal, valid and binding obligation, contract and agreement of it enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally.

          (c) The execution, delivery and performance by it of the First Amendment and of the New Warrants (i) has been duly authorized by all requisite corporate action (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 2.1(c).

          (d) As of the date hereof and after giving effect to this First Amendment, no Default or Event of Default has occurred which is continuing.

          (e) The representations and warranties contained in the first sentence of Section 4.1, Sections 4.2, 4.4, 4.6, 4.11, 4.12, 4.16 and 4.20 are
          hereby remade in their entirety with all references therein to the Agreement and the Notes being deemed to include a reference to this First Amendment, provided that references to Schedule 4.1 shall be to
          Schedule 4.1 to this First Amendment.

          (f) The Company has reserved and unissued shares of its Common Stock at least equal to the shares of Common Stock issuable upon exercise of both the New Warrants. The shares of Common Stock issuable upon exercise of any of the New Warrants have been duly authorized, and upon payment therefor in accordance with the terms of the New Warrants, shall be validly issued, fully paid and nonassessable shares, with no liability on the part of the exercising holder with respect to obligations of the Company.

          (g) Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the New Warrants or any similar security of the Company for sale to, or solicited any offers to buy the New Warrants or any similar securities of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than the Noteholders and prospective purchasers of the Company's Series D Preferred Stock and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the New Warrants to the provisions of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

SECTION 3      MISCELLANEOUS

3.1 This First Amendment shall become effective and binding upon the Company and the Noteholders on the date (the "Effective Date") on which each of the following conditions shall have been satisfied or waived in writing by all the Noteholders:

          (a) executed counterparts of this First Amendment, duly executed by the Company and the Required Holder(s) shall have been delivered to the Noteholders;

          (b) the Noteholders shall have received a copy of an extract of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of this First Amendment and the issuance of the New Warrants, certified by the President or any Vice President or the Secretary;

          (c) the representations and warranties of the Company set forth in
          Section 2 hereof are true and correct on and with respect to the Effective Date and the Noteholders shall have received an Officer's Certificate to such effect;

          (d) the Noteholders shall have received the favorable opinions of counsel to the Company as to the matters set forth in Section 2.1(a), 2.1(b) and 2.1(c) hereof (other than matters set forth in clauses
          (iii)(A)(2), (iii)(A)(3) and (iii)(B) of Section 2.1(c)), which opinion shall be in form and substance satisfactory to Required Holder(s);

          (e) the Company shall have issued the New Warrants to the Noteholders;

          (f) The Company shall have provided evidence in form and substance satisfactory to the Noteholders that an investor acceptable to the Noteholders shall be committed to make equity investments in the Company on terms and conditions satisfactory to Noteholders in an aggregate amount of at least $10,000,000 prior to May 18, 1996;

          (g) Pacific Pay Video Limited shall have acknowledged the execution and delivery of this Amendment and reaffirmed the Collateral Assignment Agreement by executing and delivering an instrument substantially in the form of Exhibit B hereto; and

          (h) in consequence of the issuance of the New Warrants, the Shareholders' Agreement shall be amended as provided in Exhibit C hereto.

3.2 This First Amendment shall be construed in connection with and as part of each of the Note Agreement and the Notes, and except as modified and expressly amended by this First Amendment, all terms, conditions and covenants contained in the Note Agreement and the Notes are hereby ratified and shall remain in full force and effect.

3.3 Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this First Amendment may refer to the Note Agreement and the Notes without making specific reference to this First Amendment but nevertheless all such references shall include this First Amendment unless the context otherwise requires.

3.4 The Company acknowledges their responsibility to pay the reasonable fees and expenses of White & Case, counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this First Amendment.

3.5 Simultaneous with the execution and delivery of this First Amendment and upon receipt by the Noteholders of the New Warrants, the Noteholders shall deliver to the Company for cancellation the original warrants dated August 15, 1995 to acquire the Company's Common Stock, which warrants were issued in connection with the Note Agreement. The Noteholders agree that such warrants shall thereafter be of no further force or effect.

3.6 The descriptive headings of the various Sections or parts of this First Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

3.7 This First Amendment shall be governed by and construed in accordance with the laws of the State of New York.

3.8 The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this First Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

                    MAGINET CORPORATION


                    By: /s/ Kenneth B. Hamlet
                        -------------------------------
                    Name:   Kenneth B. Hamlet
                    Title:  Ceo


The foregoing Agreement is
hereby accepted as of the
date first above written.


NEW YORK LIFE INSURANCE COMPANY


By: /s/ Himi Kittner
   --------------------------------
 Name:  Himi Kittner
 Title: Vice President


THE MUTUAL LIFE INSURANCE COMPANY
 OF NEW YORK

By: /s/ Peter W. Oliver
   --------------------------------
 Name:  Peter W. Oliver
 Title: Managing Director

WASLIC COMPANY II


By: /s/ Daniel F. Lindley
   --------------------------------
 Name:  Daniel F. Lindley
 Title: President

NAMTOR BVC LP

By: /s/ Michael C. Rotham
   --------------------------------
 Name:  Michael C. Rotham
 Title: Partner

Title:

                                                             EXHIBIT A

THIS WARRANT AND ANY SHARES OF CAPITAL STOCK TO BE ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO THESE SECURITIES OR (II) THERE IS AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION THEREFROM IS AVAILABLE.

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

                              MAGINET CORPORATION

                         COMMON STOCK PURCHASE WARRANT

                                                                 August 15, 1995
                                                         as amended May 15, 1996

                           VOID AFTER AUGUST 15, 2000


                                    Recitals

        WHEREAS, on August 15, 1995, MagiNet Corporation, a California corporation (the "Company"), entered the Note Agreement dated August 15, 1995 (the "Note Agreement") among the Company and certain purchasers, including 1, of the Company's 10.5% Senior Secured Notes due 2000 (the "Notes") and granted to each of such purchasers a warrant to acquire shares of the Company's Common Stock (the "August Warrant");

        WHEREAS, in connection with the Company's sale and issuance of its Series D Preferred Stock (the "Series D Preferred") to certain investors pursuant to the Series D Preferred Stock Purchase Agreement dated May 15, 1996 among the Company and such investors (the "Series D Agreement"), and as an inducement to such investors to purchase the Series D Preferred, 1 and certain other holders of the Notes have agreed to waive certain financial covenants set forth in the First Amendment of Note Agreement of even date herewith;

        WHEREAS, as an inducement to such investors to grant such a waiver, the Company has agreed to amend and restate the August Warrant as set forth herein.

        NOW, THEREFORE, the Company hereby grants this warrant to acquire shares of its Common Stock on the terms and subject to the conditions set forth herein.

1.  Number and Price of Shares Subject to Warrant.
    ---------------------------------------------

    a. Subject to the terms and conditions set forth herein, 1, or its registered assigns, is entitled to acquire from the Company (i) at any time after the date hereof and on or before the date of termination of this Warrant provided for in Section 3 hereof up to 2 shares (the "Base Shares") and (ii) simultaneously with the closing of a Liquidity Event (as defined in Section 2), an additional 3 shares (the "Additional Shares") (subject to adjustment pursuant to clause 1(b) below) of duly authorized, validly issued, fully paid, and non-assessable Common Stock of the Company, for a per share Warrant Price (as defined below in Section 2). The Base Shares and the Additional Shares are referred to collectively herein as the "Warrant Stock." This Warrant is one of a series of warrants (collectively, the "Warrants") such term to include all Warrants issued in substitution therefor) having substantially similar terms and issued in connection with the sale of the Notes, and as amended May 15, 1996 in connection with the First Amendment Agreement dated May 15, 1996.

    b. Notwithstanding clause 1(a) above, in the event the value of "Z" obtained as set forth below is greater than or equal to 100,000, then no adjustment shall be made to the number of Additional Shares issuable upon exercise of this Warrant. In the event the value of "Z" obtained as set forth below is less than 100,000, the number of Additional Shares issuable upon exercise of this Warrant shall be reduced by a number equal to the product of (i) the difference between 100,000 and "Z" and (ii) the number obtained by dividing 3 by 100,000, where "Z" is calculated as follows:

                Z    =    [(X-Y)/(P-W)] - S,
                S    =    1,522,857;
                X    =    the product of $24,900,000 and (1+(.185/12))/n/, where
                          "n" equals the number of calendar months elapsed from
                          August 15, 1995 through the closing date of a
                          Liquidity Event.
                Y    =    $24,900,000
                P    =    the fair market value per share of the Company's
                          Common Stock as determined in the Liquidity Event;
                W    =    the Warrant Price per share (as adjusted pursuant to
                          Sections 2 and 9).

2.  Warrant Price.  Subject to the adjustments set forth in Section 9, this
    -------------
    Warrant shall be exercisable at a per share purchase price (the "Warrant Price") of $7.00; provided, however, that if no Liquidity Event (as defined below) has occurred: (i) on or before June 30, 1998, the Warrant Price shall be adjusted to $6.00 per share, (ii) on or before June 30, 1999, the Warrant Price shall be adjusted to $5.00 per share, and (iii) on or before June 30, 2000, the Warrant Price shall be adjusted to $4.50 per share; and provided further, that each of the per-share prices in (i), (ii), and (iii) of this
    Section 2 shall be adjusted, as provided in Section 9, on the same basis as the then applicable Warrant Price. A "Liquidity Event" for purposes of this Warrant shall mean the closing of a firm commitment underwritten public offering of the Common Stock of the Company pursuant to an effective registration statement under the Act (provided that any such public offering results in gross proceeds to the Company in excess of $10,000,000); the exchange of the Company's Common Stock for securities of a corporation which corporation has a pre-exchange market capitalization of at least $50,000,000 and whose shares are listed for trading on a national securities exchange or automated quotation system; or any other merger, acquisition or similar transaction in which the holders of the Company's Common Stock receive cash in exchange for such Common Stock, or receive a combination of cash and such listed securities.

3.  Termination.  This Warrant (and the right to purchase securities upon
    -----------
    exercise hereof) shall terminate upon the earlier of (i) August 15, 2000 or
    (ii) the closing of a firm commitment underwritten public offering of the Common Stock of the Company pursuant to an effective registration statement under the Act, which results in gross proceeds to the Company in excess of $10,000,000; provided, that if the holder of this Warrant has exercised its right to include the underlying Warrant Stock in such public offering, and any such Warrant Stock is excluded from such underwriting by reason of the underwriter's marketing limitation, then the holder shall have a period of ten (10) Business Days (as defined in the Note Agreement dated August 15,
    1995) to exercise its right pursuant to this Warrant to purchase such Warrant Stock, or to effect an exchange described in Section 8(d) below, at the then effective Warrant Price notwithstanding the termination provision of this Warrant pursuant to either clause (i) or (ii) above. The Company shall give the holder of this Warrant written notice of such public offering at least twenty (20) and no more than ninety (90) days prior to the effectiveness of such registration statement and shall deliver a copy of the preliminary prospectus with respect to any such public offering to the holder of this Warrant promptly after it becomes available.

4.  No Adjustments.  Except as provided in Section 9, no adjustment on account
    --------------
    of dividends or interest on Warrant Stock will be made upon the exercise hereof.

5.  No Fractional Shares.  No fractional shares of Warrant Stock will be issued
    --------------------
    in connection with any subscription hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the Fair Market Value (as defined in Section 8) of one (1) share of Warrant Stock on the date of exercise (minus the Warrant Price if unpaid).

6.  No Stockholder Rights.  This Warrant shall not entitle its holder to any of
    ---------------------
    the rights of a shareholder of the Company; or impose any liabilities on such holder to purchase any securities or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors or shareholders of the Company or otherwise.

7.  Reservation of Stock.  The Company covenants that during the period this
    --------------------
    Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Warrant Stock upon the exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Warrant Stock upon the exercise of this Warrant.

8.  Exercise of Warrant.
    -------------------

    a.  Procedure for Exercise of Base Shares. With respect to Base Shares, this
        -------------------------------------
        Warrant may be exercised by the registered holder or its registered assigns, in whole or in part, by the surrender of this Warrant at the principal office of the Company, accompanied by payment in full of the Warrant Price for the Base Shares being purchased in cash or by check or by the cancellation of any present or future indebtedness from the Company to the holder hereof, in accordance with Section 8(c). Upon partial exercise hereof, a new warrant or warrants containing the same date and provisions as this Warrant shall be issued by the Company to the registered holder for the number of shares of Warrant Stock with respect to which this Warrant shall not have been exercised. A Warrant shall be deemed to have been exercised with respect to Base Shares immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable on or after such date, and in any event within ten (10) business days thereafter (unless such exercise shall be in connection with an underwritten public offering, in which event three
         (3) business days after such exercise), the Company at its expense (including the payment by it of any applicable taxes payable by the Company) will cause to be issued in the name of and delivered to the holder hereof or, subject to Section 8, as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of full shares of Warrant Stock issuable upon such exercise, together with cash in lieu of any fraction of a share as provided above in Section 5.

     b.  Procedure for Exercise of Additional Shares.  With respect to
         -------------------------------------------
         Additional Shares, this Warrant may be exercised in whole by the registered holder or its registered assigns by the surrender of this Warrant at the principal office of the Company not less than twenty-four (24) hours before the closing of the Liquidity Event, accompanied by payment in full of the Warrant Price for the Additional Shares being purchased in cash or check or by the cancellation of any present or future indebtedness from the Company to the holder hereof, in accordance with Section 8(c). The Warrant shall be deemed to have been exercised with respect to Additional Shares simultaneously with the closing of the Liquidity Event, and the person entitled to receive the Additional Shares issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of such closing. As promptly as practicable on or after such date, and in any event within ten (10) business days thereafter (unless such exercise shall be in connection with an underwritten public offering, in which event three
         (3) business days after such exercise), the Company at its expense (including the payment by it of any applicable taxes payable by the Company) will cause to be issued in the name of and delivered to the holder hereof or, subject to Section 8, as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of full shares of Warrant Stock issuable upon such exercise, together with cash in lieu of any fraction of a share as provided above in Section 5.

     c.  Payment with Notes.  Upon any exercise of this Warrant, the holder
         ------------------
         hereof may, at its option, instruct the Company to apply to the payment required by Section 8(a) or Section 8(b) all or any part of the principal amount then unpaid, the premium, if any, and the interest on such principal amount then accrued on any one or more Notes at the time held by such holder, in which case the Company will accept the aggregate amount of principal and accrued interest on such principal in satisfaction of a like amount of such payment. In case less than the entire unpaid principal amount of any Note shall be so specified, the principal amount so specified shall be credited, as of the date of such exercise, on a pro rata basis against all future installments of principal of such Note. In the event that the entire unpaid principal amount of any Note is applied to the payment of the Warrant Price, such Note shall be promptly surrendered and canceled and shall be deemed no longer outstanding for all purposes of the Note Agreement, except as provided in Section 6.4 thereof. Any interest on the principal amount applied as payment upon such exercise shall be paid through the date of payment as the next interest payment date under the Note Agreement. No premium shall be payable on principal amounts utilized to pay Warrant Price under this Section 8(c).

     d.  Net Exercise Rights.  Notwithstanding the payment provisions set forth
         -------------------
         in this Section 8, the holder may elect to receive shares of Warrant Stock equal to the value (as determined below) of this Warrant by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the holder the number of shares of Common Stock determined by use of the following formula:

                        X   =   Y(A-B)
                                ------
                                  A

         Where:       X =  the number of shares of Common Stock to be issued to
                           the holder, pursuant to this Section 8(d).

                      Y = the number of shares of Warrant Stock subject to this Warrant.

                      A = the Fair Market Value (as defined below) of one (1) share of Warrant Stock.

                      B =  Warrant Price per share of Warrant Stock.

         For purposes of this Section 8, Fair Market Value of a share as of a particular date shall mean:

         i. If the Company's registration statement under the Act, covering its initial underwritten public offering of stock has been declared effective by the Securities and Exchange Commission, then the fair market value of a share shall be the closing price (the last reported sales price, if not so reported, the average of the last reported bid and asked prices) of the Company's stock as of the last business day immediately prior to the exercise of this Warrant.

         ii. If such a registration statement has not been declared effective, if it has been declared effective but the offering is not consummated in accordance with the terms of the underwriting agreement between the Company and its underwriters relating to such registration statement, or if no such registration statement has been filed or prepared, then as determined in good faith by the Company's Board of Directors upon a review of relevant factors. If the Required Holders disagree in writing with such determination, then an investment banking firm mutually acceptable to the Company and the Required Holders shall be retained to appraise the Fair Market Value of the shares of Warrant Stock in accordance with recognized appraisal standards and the determination by such investment banking firm shall be final and binding. If either (1) no such investment banking appraisal has been performed within the prior six (6) months, or (2) the appraised value of a share of Warrant Stock is more than ten percent (10%) higher than the value determined by the Board of Directors, then the cost of such appraisal shall be paid by the Company; in all other circumstances, such cost shall be paid pro rata by the holders of Warrant Stock requesting such an appraisal.

      e. In the event that the Company determines to effect a private sale of its capital stock for cash or other consideration in an aggregate amount equal to $1,000,000 or more, and either (x) the securities held by other holder(s) of the Company's capital stock are included in such sale or (y) the proceeds of any such sale are used to repurchase the Company's outstanding securities, then the Company shall promptly give the holder written notice thereof and include in such sale (and any related qualification under blue sky laws or other compliance), and in any placement involved therein, the Warrant Stock specified in a written request by the holder received by the Company within fifteen (15) days after the Company mails such written notice.

9.    Adjustment of Warrant Price and Number of Shares.  The number and kind of
      ------------------------------------------------
      securities issuable upon the exercise of this Warrant shall be subject to adjustment from time to time and the Company agrees to provide written notice to each holder promptly upon the happening of certain events as follows:

      a.    Adjustment for Dividends in Stock. In case at any time or from time
            ---------------------------------
            to time during the term of this Warrant the holders of the Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor, other or additional securities or other property of the Company by way of dividend or distribution, then and in each case, the holder of this Warrant shall, upon the exercise hereof, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional securities or other property of the Company which such holder would hold on the date of such exercise had it been the holder of record of such Common Stock on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional securities or other property receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by this Section 9.

      b.    Adjustment for Reclassification or Reorganization.  In case of any
            -------------------------------------------------
            reclassification or change of the outstanding Common Stock of the Company or of any reorganization of the Company during the term of this Warrant (other than a merger of the Company with and into another corporation), then and in each such case the Company shall give the holder of this Warrant at least twenty (20) days notice of the proposed effective date of such transaction, and the holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change or reorganization, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this
            Section 9. The terms of this Section 9 shall similarly apply to successive reclassifications, changes or reorganizations.

      c.    Stock Splits and Reverse Stock Splits. If at any time during the
            -------------------------------------
            term of this Warrant the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall thereby be proportionately reduced and the number of shares receivable upon exercise of the Warrant shall thereby be proportionately increased; and, conversely, if at any time on or after the date hereof the outstanding number of shares of Common Stock shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall thereby be proportionately increased and the number of shares receivable upon exercise of this Warrant shall thereby be proportionately decreased.

      d.    Adjustments with Respect to Certain Diluting Issuances. The Warrant
            ------------------------------------------------------
            Price shall be subject to adjustment from time to time as follows:

            i.  Warrant Price Adjustment.

                (1) If the Company shall issue any Additional Stock (as defined hereafter) without consideration or for a consideration per share less than the Warrant Price in effect immediately prior to the issuance of such Additional Stock, then such Warrant Price in effect immediately prior to each such issuance shall (except as otherwise provided in this Section 9(d)) be adjusted to the Warrant Price determined by dividing (X) an amount equal to the sum of (a) the product derived by multiplying the Warrant Price in effect immediately prior to such issue by the number of shares of Common Stock (including shares of Common Stock issued or issuable upon conversion of the outstanding Preferred Stock, upon exercise of outstanding stock options and warrants or otherwise under Section 9(d)(i)(5)) outstanding immediately prior to such issue, plus (b) the consideration, if any, received by or deemed to have been received by the Company upon such issuance, by (Y) an amount equal to the sum of (c) the number of shares of Common Stock (including shares of Common Stock issued or issuable upon conversion of the outstanding Preferred Stock, upon exercise of outstanding stock options and warrants or otherwise under Section 9(d)(i)(5)) outstanding immediately prior to such issuance, plus (d) the number of shares of Common Stock issued or deemed to have been issued in such issuance;

                (2) No adjustment of the Warrant Price shall be made in an amount less than one cent per share, provided that any adjustment that is not required to be made by reason of this sentence shall be carried forward and taken into account in any subsequent adjustment. Except to the limited extent provided for in Sections 9(d)(i)(5)(c) and 9(d)(i)(5)(d), no readjustment of the Warrant Price shall have the effect of increasing the Warrant Price above the Warrant Price in effect immediately prior to such adjustment.

                (3) In the case of the issuance of Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

                (4) In the case of the issuance of Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors. If the Required Holders disagree in writing with such determination, then (A) if such consideration other than cash is not securities, an appraisal firm experienced in valuing property of such type which is mutually acceptable to the Company and the Required Holders shall be retained to appraise the fair market value of such consideration in accordance with recognized appraisal standards, and the determination by such appraisal firm shall be final and binding, and (B) if such consideration other than cash consists of securities, then an investment banking firm mutually acceptable to the Company and the Required Holders shall be retained to appraise the fair market value of the securities in accordance with recognized appraisal standards, and the determination by such investment banking firm shall be final and binding. If either (1) no such appraisal has been performed within the prior six (6) months with respect to the same property or securities, or (2) the appraised value of the consideration is more than ten percent (10%) higher than the value determined by the Board of Directors, then the cost of such appraisal shall be paid by the Company; in all other circumstances, such cost shall be paid pro rata by the holders of Warrant Stock requesting such an appraisal

                (5) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities (where the shares of Common Stock issuable upon exercise of such options or rights or upon conversion or exchange of such securities are not excluded from the definition of Additional Stock), the following provisions shall apply:

                     (a) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 9(d)(i)(3) and 9(d)(i)(4)), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                     (b) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 9(d)(i)(3) and 9(d)(i)(4));

                     (c) in the event of any change in the number of shares of Common Stock deliverable upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Warrant Price in effect at the time shall forthwith be readjusted to such Warrant Price as would have applied had the adjustment that was made upon the issuance of such options, rights or securities not converted prior to such change or the options or rights related to such securities not converted prior to such change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise of any such options or rights or the conversion or exchange of such securities; and

                     (d) upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities (or upon purchase by the Company and cancellation or retirement of any such options or rights not exercised or of any such convertible securities, the rights of conversion or exchange under which shall not have been exercised), the Warrant Price shall forthwith be readjusted to such Warrant Price as would have applied had the adjustment which was made upon the issuance of such options, rights or securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

              ii. "Effective Date" means the date of the first sale by the Company of the Notes.

              iii. "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 9(d)(i)(5)) by the Company after the Effective Date other than:

                   (1) Common Stock issued in a transaction deemed to be a "liquidation" within the meaning of the Company's Articles of Incorporation in effect as of the Effective Date.

                   (2) Common Stock issued or issuable to employees, officers, or directors of, or consultants to the Company approved by the Board.

                   (3) Common Stock issued pursuant to the acquisition of another corporation by merger, purchase of all or substantially all of the assets, or other reorganization.

                   (4) Common Stock issued or issuable upon conversion of the shares of Series A, Series B and Series C Preferred Stock.

                   (5) Common Stock issued or issuable pursuant to the exercise of warrants granted in connection with any lease, loan, or other financing transaction, approved by the Board.


10.  Certificate of Adjustment.  Whenever the Warrant Price or the number or
     -------------------------
     type of securities issuable upon exercise of this Warrant is adjusted or readjusted, as herein provided, the Company at its expense shall promptly deliver to the record holder of this Warrant a certificate of an officer of the Company setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based, including without limitation a statement of (a) the consideration received or to be received by the Company for any Additional Stock issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Warrant Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by Section 9) on account thereof.

11.  No Dilution or Impairment.  The Company covenants that it shall not, by
     -------------------------
     amendment of its Articles of Incorporation or through any reorganization, consolidation, merger, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in carrying out all those terms and in taking all actions necessary or appropriate to protect the rights of the holder of this Warrant against dilution or other impairment. Without limiting the generality of the above provision, the Company (a) will not take any action which results in any adjustment of the Warrant Price then in effect if the total number of shares of Common Stock (or other securities) issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock (or other securities) then authorized by the Company's Articles of Incorporation and available for the purpose of issue upon such exercise, and (b) will take all necessary or appropriate action in order that the Company may validly and legally issue fully paid and nonassessable shares upon the exercise of this Warrant.

12.  Transfer of Warrant.   The rights and obligations of the Company and the
     -------------------
     holders of this Warrant shall be binding upon and benefit the successors, assignors, heirs, administrators and transferees of the parties. Any transferee hereof agrees to be bound by the restrictions set forth herein and in the Note Agreement.

13.  Compliance with Securities Laws.  This Warrant or the Warrant Stock may not
     -------------------------------
     be transferred or assigned, in whole or in part, by the holder hereof (except to any affiliate hereof) without compliance with applicable federal and state securities laws. The holder represents and agrees that this Warrant is being acquired only for investment, for holder's own account, and not with a view to or for sale in connection with any distribution thereof within the meaning of the Act, and the holder acknowledges and agrees that, at any time that it exercises its Warrant, it will represent, among other things, to the Company that the Warrant Stock that it acquires through exercise of the Warrant is being acquired by it for its own account and not with a view to or for sale in connection with any distribution thereof within the meaning of the Act; provided, that in any case, the disposition of its property shall at all times be and remain within its control. The holder of this Warrant acknowledges and agrees that this Warrant and the Shares have not been registered under the Securities Act and accordingly will not be transferable except as permitted under the various exemptions contained in the Securities Act, or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act. Therefore, the Warrant and the Warrant Stock must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The holder understands that the certificate evidencing the Warrant Stock will be imprinted with a legend which prohibits the transfer of the Warrant Stock unless they are registered or unless the Company receives an opinion of counsel (which may be an opinion of in-house counsel) reasonably satisfactory to the Company that such registration is not required. The holder is aware of the adoption of Rule 144 by the Securities and Exchange Commission and that Company is not now and, at the time it wishes to sell the Warrant Stock, may not be satisfying the current public information requirements of Rule 144 and, in such case, holder would be precluded from selling the securities under Rule
     144. The holder understands that a stop-transfer instruction will be in effect with respect to transfer of the Warrant and the Warrant Stock consistent with the requirements of the securities laws.

14.  Waiver and Amendment.  Any provision of this Warrant may be amended or
     --------------------
     waived upon the written consent of the Company and the Required Holders, and any such amendment or waiver shall be binding upon the remaining holders of Warrants, except that, without the written consent of the holder of each Warrant, no amendment or waiver to this Warrant that increases the Warrant Price, changes the Termination Date, changes the number of shares purchasable hereunder, changes the method set forth in Sections 8 and 9 for calculating adjustments thereto, amends this Section 14, or reduces the percentage required for modification, may be made. All holders of Warrants, by acceptance hereof, specifically consent to the binding effect of a written consent authorized by this Section 14. No failure or delay by any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and a waiver of a particular right or remedy on one occasion shall not be deemed a waiver of any other right or remedy or a waiver of the same right or remedy on any subsequent occasion.

15.  Miscellaneous.  This Warrant shall be governed by the laws of the State of
     -------------
     New York. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the Company and, except as provided in Section 14 hereof, the registered holder hereof. All notices and other communications from the Company to the holder of this Warrant shall be sent either by facsimile copy to such number and to the attention of such person as the last holder of this Warrant shall have furnished to the Company, or shall be mailed by first-class registered or certified mail, postage prepaid , or sent by courier, to the address furnished to the Company in writing by the last holder of this Warrant who shall have furnished an address to the Company in writing.



                 [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

ISSUED this 15th day of May 1996.

                                     MAGINET CORPORATION


                                     By:
                                        ----------------------------------------
                                        James A. Barth, Chief Financial Officer



               [SIGNATURE PAGE TO COMMON STOCK PURCHASE WARRANT]
                           [AS AMENDED MAY 15, 1996]

                                                                       Exhibit B
                                                                       ---------



                                                                          [date]



To the Noteholders Named
 in the First Amendment
 Agreement Referred to Below


Ladies and Gentlemen:

          Reference is made to the First Amendment Agreement dated as of May 15, 1996 (the First Amendment"), among Maginet Corporation, a California corporation (the "Company"), and each of the holders (the "Noteholders") of the Company's 10.5% Senior Series A Secured Notes due 2000 and to the Collateral Assignment Agreement dated as of August 15, 1995, between ourselves and The Chase Manhattan Bank, N.A., as collateral agent for the Noteholders (the "Collateral Assignment").

          We hereby acknowledge receipt of a copy of the First Amendment and agree that the execution, delivery and performance of the First Amendment by the parties thereto does not adversely affect our obligations under the Collateral Assignment, which obligations we hereby reaffirm. We understand that the Noteholders are relying on this letter and that they would not enter into the First Amendment in the absence of this letter.


                                                  PACIFIC PAY VIDEO LIMITED



                                                  By
                                                    ---------------------------
                                                   Title: